SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2010 (August 16, 2010)

COMPOSITE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-10999	59-2025386
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2026 McGaw Avenue
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 428-8500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01.  Entry into a Material Definitive Agreement

Effective as of August 16, 2010, the Company appointed Mr. Stewart Ramsay to serve as the President of CTC Cable Corporation, the Company’s wholly-owned subsidiary with the following employment arrangement, pursuant to a offer letter dated as of July 12, 2010:

•	Mr. Ramsay shall receive a base salary of $350,000 per year;
•	He shall be granted options to purchase 2,000,000 shares of Company common stock at $0.35 per share that vest quarterly over a three year period;
•	Mr. Ramsay shall be eligible for an annual performance bonus of 80% of base salary;
•	He shall also be granted a signing bonus of $50,000 plus 250,000 shares of our common stock; and
•	At –will employment.

Item 3.02.    Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

As set forth under Item 1.01 above, on August 18, 2010, we issued 250,000 shares of Common Stock and options to purchase 2.0 million shares of Common Stock to Mr. Ramsey.

We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities. The recipient took these securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the acquisition of these securities.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 16, 2010, the Company appointed Mr. Stewart Ramsay as the President of CTC Cable Corporation, a wholly-owned subsidiary of the Company and the Company’s Chief Commercial Officer.  The terms of his employment arrangement are described in Item 1 above.

Mr. Ramsay has over twenty-seven years of U.S. and International public electrical utility experience.  Prior to joining the Company, since 2007 Mr. Ramsay was an independent consultant in an executive leadership capacity with strategic planning, asset management, organizational transformation, and technical regulatory support to numerous utility and green energy companies.  Prior to 2007, Mr. Ramsay was Vice Presidnet of Asset Management and Transmission for Pacific Gas & Electric, a publicly-traded corporation (NYSE: PCG) from 2005 to 2007.  Prior to PG&E, Mr. Ramsay was Vice President of Distribution Asset Management for American Electric Power, a publicly-traded corporation (NYSE: AEP) and Senior Vice President for UMS Group, a privately held consulting group where he was responsible for their Global Asset Management and Performance Management practices including a year as the Managing Director of European Operations.  He served on the Board of Directors of the Boundless Corporation, a private company providing advanced battery systems.

There is no family relationship between Mr. Ramsay and any of the other executive officers and directors of the Registrant.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Other than the offer letter described under Item 1.01 and ancillary arrangements mentioned thereunder, there is no material plan, contract or arrangement (whether or not written) to which Mr. Ramsey is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Ramsey or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 9.01.    Financial Statement and Exhibits.

(a) Financial Statements of businesses acquired.  Not applicable.

(b) Pro forma financial information.  Not applicable

(c) Shell company transactions.  Not applicable.

(d) Exhibits

Exhibit Number	Description

10.1	Offer letter by the Registrant to Stewart Ramsay effective as of August 16, 2010*
10.2	Press release dated August 17, 2010

* Portions of this exhibit have been redacted pursuant to a confidential treatment request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Composite Technology Corporation

By:	/s/ Benton H Wilcoxon
Benton H Wilcoxon Chief Executive Officer
Dated: August 19, 2010

Exhibit Index

Exhibit Number	Description

10.1	Offer letter by the Registrant to Stewart Ramsay effective as of August 16, 2010*
10.2	Press release dated August 17, 2010

* Portions of this exhibit have been redacted pursuant to a confidential treatment request.